UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11893	95-3679695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Strada Regina 44, Bioggio, Switzerland CH-6934
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	GES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment of Mr. Carlos Alberini and Mr. Paul Marciano
On December 19, 2024, Guess?, Inc. (the “Company”) entered into a new Executive Employment Agreement with each of Paul Marciano, the Company’s Chief Creative Officer, and Carlos Alberini, the Company’s Chief Executive Officer. Each Executive Employment Agreement is substantially the same as the other, except as otherwise noted below. Mr. Alberini’s new Executive Employment Agreement supersedes his prior Executive Employment Agreement with the Company, dated January 27, 2019 and as subsequently amended. The term of the executive’s employment under each Executive Employment Agreement continues through February 2, 2030, subject to earlier termination as provided in the Executive Employment Agreement.
The Executive Employment Agreements include the following compensation and benefits for Mr. Marciano and Mr. Alberini while they are employed by the Company:
•Each executive’s current rate of annual base salary ($1,200,000) continues in effect, subject to annual review by the Compensation Committee of the Board (the “Compensation Committee”).
•Each executive will be entitled to an annual incentive bonus opportunity based on the achievement of performance criteria to be established by the Compensation Committee. Each executive’s annual threshold, target and stretch bonus opportunities will be 100%, 200% and 300%, respectively, of the executive’s base salary for the corresponding year. Mr. Marciano will be eligible for an additional annual bonus (the “Licensing Segment Bonus”) based on the achievement of licensing segment revenue performance targets established by the Compensation Committee. The target Licensing Segment Bonus for each fiscal year will be not less than $3,000,000.
•Each Executive Employment Agreement provides for an initial restricted stock unit award (“Initial Equity Award”) under the Company’s 2004 Equity Incentive Plan, as amended (the “Equity Plan”). The Initial Equity Awards were granted on December 19, 2024. Mr. Alberini’s Initial Equity Award covers 300,000 shares of the Company’s common stock and was granted in consideration of Mr. Alberini entering into his new Executive Employment Agreement. Mr. Marciano’s Initial Equity Award covers 708,216 shares of the Company’s common stock and, together with the One-Time Licensing Bonus described below, was granted in consideration of his significant contributions to the Company's licensing arrangements. Mr. Marciano's One-Time Licensing Bonus is a cash bonus opportunity of $10,000,000 (the “One-Time Licensing Bonus”). The One-Time Licensing Bonus is scheduled to vest annually over five years, with one-fifth vesting on the last day of each of the Company’s fiscal years 2026, 2027, 2028, 2029, and 2030, in each case subject to the executive’s continued service with the Company through the applicable vesting date. Each of the Initial Equity Awards is scheduled to vest annually over five years, with one-fifth vesting on January 30 of each of 2026, 2027, 2028, 2029, and 2030, in each case subject to the executive's continued service with the Company through the applicable vesting date.
•Commencing with the Company’s 2026 fiscal year, when the Company sets its performance goals for each year for purposes of the Company’s executive compensation programs, the Company will grant each of Mr. Marciano and Mr. Alberini an additional annual equity award (or awards, as the case may be) with a target grant date fair value of not less than $4,500,000.
Mr. Marciano and Mr. Alberini will also be entitled to certain employee benefits, reimbursement of certain home security expenses, and an automobile or automobile allowance, while employed by the Company. Additionally, Mr. Marciano will be entitled to post-retirement healthcare coverage (with the costs of such coverage to be paid by Mr. Marciano), and Mr. Alberini will be entitled to reimbursement for up to $10,000 of premiums incurred annually to obtain supplemental life insurance coverage.
The Executive Employment Agreements generally provide that if Mr. Alberini’s or Mr. Marciano’s employment with the Company is terminated by the Company without Cause (as defined in the Executive Employment Agreements) or by the executive for Good Reason (as defined in the Executive Employment Agreements) before February 2, 2030, the executive will be entitled to receive the following separation benefits: (1) payment of an aggregate amount equal to two times the sum of the executive’s base salary and target annual bonus (excluding, for Mr. Marciano, his Licensing Segment Bonus), with such amount generally payable in 24 substantially equal monthly installments following the termination of employment; (2) a pro-rata portion of his annual bonus (including, for Mr. Marciano, his Licensing Segment Bonus) for the year in which the termination occurs (pro-rata based on the number of days of employment during the year and based on actual performance for the year had his employment continued through the year); (3) as to each stock option, restricted stock, restricted stock unit or similar equity award granted to the executive that is then outstanding and otherwise unvested, (a) the equity award will vest as to a pro-rata portion of the number of shares subject to the award covered by the next time and service-based vesting installment applicable to the award that is otherwise scheduled to vest after the date of the termination of the executive’s employment (pro-rata based on the number of days of employment during the period beginning on the last time and service-

based vesting date under the applicable award that occurred prior to the termination of employment and ending on the next time and service-based vesting date under the applicable award that was next scheduled to occur after the termination of employment) except the Initial Equity Award granted to the executive will vest in full without being pro-rated, and (b) as to an award that is subject to performance-based vesting requirements, the pro-rata vesting provided for above will apply only to the extent the applicable performance-based vesting requirements are satisfied as to the corresponding performance period; (4) as to Mr. Marciano only, his One-Time Licensing Bonus will generally become fully vested; and (5) as to Mr. Alberini only, he will be entitled to receive reimbursement of his life insurance premiums (up to $10,000 per year), and payment or reimbursement of his premiums to continue healthcare coverage under COBRA, for up to two years following the termination of his employment. If, however, such a termination of Mr. Marciano’s or Mr. Alberini’s employment occurs within 12 months before, upon, or within two years after a Change in Control, as to each such stock option, restricted stock, restricted stock unit or similar equity award granted to the executive by the Company that is then outstanding and otherwise unvested (and did not otherwise accelerate pursuant to the foregoing provisions), the time and service-based vesting condition applicable to the equity award will no longer apply, and any performance-based condition and timing of payment of the award will be as provided in the applicable award agreement. Mr. Marciano’s or Mr. Alberini’s receipt of the separation benefits described above is conditioned on the executive delivering a release of claims in favor of the Company.
The Executive Employment Agreements generally provide that if Mr. Marciano’s or Mr. Alberini’s employment terminates due to his death or Disability (as defined in the Executive Employment Agreements), he will be entitled to receive the following benefits: (1) payment of a pro-rated target bonus (including, for Mr. Marciano, his Licensing Segment Bonus) for the year in which his employment terminates; (2) each of his then outstanding and unvested equity awards granted by the Company before December 19, 2024 (and, in the case of Mr. Alberini only, his Initial Equity Award) will vest on a pro-rated basis as described in clause (3) of the severance paragraph above, and any then outstanding and unvested equity awards granted to the executive by the Company after December 19, 2024 (and, in the case of Mr. Marciano only, his Initial Equity Award) will vest in full (with vesting as to any performance-based award, subject to the achievement of the applicable performance-based vesting condition); and (3) as to Mr. Marciano only, his One-Time Licensing Bonus will become fully vested.
The Executive Employment Agreements generally provide that if Mr. Marciano or Mr. Alberini elects to retire from employment with the Company on or after February 2, 2030, he will be entitled to receive the following benefits: (1) a pro-rata portion of his annual bonus (including, for Mr. Marciano, his Licensing Segment Bonus) for the year in which the termination occurs (pro-rata based on the number of days of employment during the year and based on actual performance for the year had his employment continued through the year); (2) any then outstanding and unvested equity awards granted to the executive by the Company will vest in full (with vesting, as to any performance-based award, subject to the achievement of the applicable performance-based vesting condition); and (3) as to Mr. Marciano only, he will be entitled to an executive-level office and executive-level administrative support for five years following his retirement.
The Executive Employment Agreements provide that, should Mr. Marciano or Mr. Alberini be subject to the excise taxes under Sections 280G and 4999 of the U.S. Internal Revenue Code in connection with a change in control of the Company, the executive’s benefits will be reduced to the extent necessary to avoid such excise taxes if such a reduction would put the executive in a better after-tax position. The Executive Employment Agreements do not provide for change in control excise tax gross-up payments.
The foregoing descriptions of the Executive Employment Agreements entered into with Mr. Marciano and Mr. Alberini, as well as the foregoing descriptions of the terms of the Initial Equity Awards, do not purport to be complete and are qualified in their entirety by reference to the Executive Employment Agreement entered into with Mr. Marciano, the Executive Employment Agreement entered into with Mr. Alberini, and the form of Restricted Stock Unit Agreement used to evidence each of the Initial Equity Awards, filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and which are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement, dated December 19, 2024, between Guess?, Inc. and Paul Marciano

10.2	Executive Employment Agreement, dated December 19, 2024, between Guess?, Inc. and Carlos Alberini

10.3	Form of Restricted Stock Unit Agreement for December 19, 2024 Restricted Stock Unit Awards for Paul Marciano and Carlos Alberini

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUESS?, INC.

Dated:	December 20, 2024	By:	/s/ Dennis Secor
Dennis Secor Interim Chief Financial Officer

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